Exhibit 99(k)(ii)

                               SERVICES AGREEMENT


       AGREEMENT made as of ______________________, by and between each entity listed on Exhibit A hereto (each, a "Fund"; collectively, the "Funds"), and The Bank of New York, a New York banking organization ("BNY").

                                    W I T N E S S E T H :
                                    - - - - - - - - - -

       WHEREAS, each Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, each Fund desires to retain BNY to provide for the Funds the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

       NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

       1.     APPOINTMENT.

       Each Fund hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

       2.     REPRESENTATIONS AND WARRANTIES.

       Each Fund hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that:

              (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

              (b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms;

              (c) It is conducting its business in compliance with all applicable laws and regulations, both state and Federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and

              (d)    To the extent the performance of any services  described in
Schedule I attached hereto by BNY in accordance with the then effective Prospectus (as hereinafter defined) for the Fund would violate any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner the Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Fund that the same is consistent with all applicable laws and regulations and with its Prospectus.

       3.     DELIVERY OF DOCUMENTS.

              (a) Each Fund will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

                     (i) The Fund's Limited Liability Company Agreement, and all amendments thereto;

                     (ii) Evidence of the Fund authorizing the execution, delivery and performance of this Agreement by the Fund;

                     (iii) The Fund's registration statement most recently filed with the Securities and Exchange Commission (the "SEC") relating to the limited liability company interests ("Interests") of the Fund (the "Registration Statement");

                     (iv) The Fund's Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

                     (v) The Fund's Prospectus and Statement of Additional Information (collectively, the "Prospectus").

              (b) Each Limited Liability Company Agreement shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Registration Statement and Prospectus, and all amendments thereto, and copies of resolutions of the board of managers of a Fund (a "Board"), shall be certified by a properly authorized officer of the Fund.

              (c) It shall be the sole responsibility of each Fund to deliver to BNY its currently effective Prospectus and BNY shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNY.

       4.     DUTIES AND OBLIGATIONS OF BNY.

              (a) Subject to the direction and control of each Fund's Board and the provisions and terms and conditions of this Agreement and of Schedule I, BNY shall provide to each Fund services set forth on Schedule I attached hereto (the "Services").

              (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

              (c)    BNY  shall  not  provide  any  services   relating  to  the
management, investment advisory or sub-advisory functions of any Fund, distribution of Interests of any Fund, maintenance of any Fund's financial records or other services normally performed by the Funds' respective counsel or independent auditors.

              (d) Upon receipt of a Fund's prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. (each a "BNY Affiliate"). BNY shall not be liable to any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent other than a BNY

Affiliate utilized hereunder so long as BNY acts in good faith and without negligence or wilful misconduct in the selection of such delegee or agent. BNY shall be liable for the acts or omissions to act of a BNY Affiliate to the same extent it would be liable under the terms hereof had it committed the act or omission to act.

              (e) Each Fund shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled to rely, and shall be held harmless by each Fund when acting in reliance, upon the instructions, advice or any documents relating to such Fund provided to BNY by any of the aforementioned persons. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Fund to cause any information, documents or advice to be provided to BNY as provided herein. All fees or costs charged by such persons shall be borne by the appropriate Fund.

              (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to same or all of the services provided hereunder.

              (g) Each Fund shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any Federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. Each Fund shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies such Fund that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

              (h) To the extent the valuation of securities or computation of a net asset value as specified in the Fund's then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY at all appropriate times with the values of such securities and each net asset value, or subject to the prior approval of BNY, instruct BNY in writing to value securities and compute net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to compute the value of the securities or a net asset value in a manner other than as specified in this Agreement. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund. The Fund shall have sole responsibility for determining the method of valuation of securities and the method of computing net asset value.

              (i)    BNY  may  apply  to an  officer  of any  Fund  for  written instructions with respect to any matter arising in connection with BNY's performance hereunder for such Fund, and BNY shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such application specifying the action to be taken or omitted.

              (j) BNY may consult with counsel to the appropriate Fund or its own counsel, at such Fund's expense, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

              (k) BNY shall, as agent for each Fund, maintain and keep current the books, accounts and other documents, if any, listed in Schedule I hereto and made a part hereof, as such Schedule I may be amended from time to time. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Fund during BNY's normal business hours, shall be preserved for period of five
(5) years, and shall not be destroyed without the prior consent of the Funds.

              (l) All records maintained and preserved by BNY in hard copy pursuant to this Agreement shall be and remain the property of such Fund and shall be surrendered to such Fund promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of a Fund and payment of the fee specified by BNY, BNY shall provide in hard copy or on micro-film, whichever [AIS] shall elect, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and such Fund shall reimburse BNY for its expenses of providing such hard copy or micro-film.

              (m) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

              (n) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of a Fund's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of a Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by a Fund or any third party described in this (l) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

              (o) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Fund.

              (p) BNY agrees to treat, and to instruct any delegee or agent to treat, as confidential information all accounting and customer information and other business records of the Funds disclosed to BNY in connection with its provision of services pursuant to the terms of the Agreement ("Confidential Information") and shall not disclose nor authorize disclosure of Confidential Information by BNY or any delegee to any other person, except either BNY or any delegee may make disclosure to its respective regulators, examiners, internal and external accounts, auditors, and counsel, or to any other person when required by a court order or legal process, or whenever advised by its counsel that it could be liable for a failure to make such disclosure. BNY shall instruct employees, and instruct any delegee to instruct its employees, who may be accorded access to such information of such obligations of confidentiality and shall not use the Confidential Information for any purpose other than in fulfillment of BNY's or such delegees obligations under this Agreement.

              (q) Confidential Information shall not include any information that (i) is or becomes public knowledge through no act or omission of the receiving person, (ii) is publicly disclosed by its proprietor, and (iii) is otherwise lawfully obtained from third parties after reasonable inquiry regarding their authority to possess and disclose same, which is not otherwise bound by a contractual or fiduciary obligation.

              (r) BNY shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

       5.     ALLOCATION OF EXPENSES.

       Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Fund, including but not limited to, the management fee payable to the Fund's investment adviser; the investor servicing fee payable to the Fund's distributor; any taxes; investment-related expenses incurred by the Fund (E.G., fees and expenses charged by the Portfolio Managers and Portfolio Funds, costs associated with organizing and operating Portfolio Accounts, placement fees, interest on indebtedness, fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts) relating to investments); fees and expenses for accounting, custody and administrative services; the fees and expenses of Fund counsel, any legal counsel retained to represent the members of the Board who are not "interested persons," as defined by the Investment Company Act and the rules thereunder, of the Fund and the Fund's independent auditors; costs associated with the registration of the Fund, including the costs of compliance with Federal and state laws; costs and expenses of holding meetings of the Board and meetings of members of the Fund ("Members"), including reasonable travel and out-of-pocket expenses of the members of the Board and any costs associated with the preparation and dissemination of proxy materials; the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board; costs of preparing, printing and distributing reports and other communications to Members and such other expenses as may be approved by the Board.

       6.     STANDARD OF CARE; INDEMNIFICATION.

              (a) Except as otherwise provided herein, BNY shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by a Fund, except those costs, expenses, damages, liabilities or claims arising out of BNY's own gross negligence or wilful misconduct. In no event shall BNY be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. BNY shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for delays caused by circumstances beyond BNY's control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of BNY. Notwithstanding the foregoing or any other provision contained herein, in no event shall BNY be liable for any failure of BNY to note or advise of any noncompliance with any credit, investment, or eligibility guideline or policy, even if BNY is monitoring the same.

              (b) Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by a Fund), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) such Fund's Registration Statement or Prospectus, (iii) any instructions of an officer of such Fund, or
(iv) any opinion of legal counsel for such Fund or BNY, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of this Agreement; PROVIDED, that no Fund shall indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding 6(a). This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, each Fund shall indemnify BNY against and save BNY harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

                     (i) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any third party described above or by or on behalf of a Fund;

                     (ii) Action or inaction taken or omitted to be taken by BNY pursuant to written or oral instructions of the Fund or otherwise without gross negligence or willful misconduct;

                     (iii) Any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for a Fund or its own counsel;

                     (iv)   Any   improper   use  by  a  Fund  or  its   agents,
distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;

                     (v) The method of valuation of the securities and the method of computing each Series' net asset value; or

                     (vi) Any valuations of securities or net asset value provided by a Fund.

              (c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by BNY to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for a Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

              (d) Notwithstanding any other provision contained in this Agreement, BNY shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (ii) the taxable nature or effect on a Fund or its Members of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its Members; or (iv) the effect under any Federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

              (e) In providing the services hereunder BNY is authorized to utilize any vendor (including without limitation pricing and valuation services and legal or regulatory compliance monitoring services) reasonably believed by BNY to be reliable to provide information. The Funds each agree that BNY shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any vendor utilized by BNY or any permitted delegee or agent hereunder, and that no such vendor shall be an agent or delegee of BNY.

       7.     COMPENSATION.

       For the services provided hereunder, each Fund agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (E.G., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Each Fund authorizes BNY to debit such Fund's custody account for all amounts due and payable hereunder. BNY shall deliver to each Fund invoices for services rendered after debiting such Fund's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund's net asset value shall be computed at the times and in the manner specified in the Fund's Prospectus.

       8.     TERM OF AGREEMENT.

              (a) This Agreement shall continue until terminated by either BNY giving to a Fund, or a Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

              (b) Notwithstanding the foregoing, BNY may terminate this Agreement upon 30 days prior written notice to a Fund if such Fund shall terminate its custody agreement with The Bank of New York, or fail to perform its obligations hereunder in a material respect.

       9.     AUTHORIZED PERSONS.

       Attached hereto as Exhibit B is a list of persons duly authorized by the board of each Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of such Fund. From time to time each Fund may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

       10.    AMENDMENT.

       This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Fund to be bound thereby, and authorized or approved by such Fund's Board.

       11.    ASSIGNMENT.

       This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of BNY, or by BNY without the written consent of the affected Fund accompanied by the authorization or approval of such Fund's Board.

       12.    GOVERNING LAW; CONSENT TO JURISDICTION.

       This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund hereby consents to the jurisdiction of a state or Federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction any Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

       13.    SEVERABILITY.

       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

       14.    NO WAIVER.

       Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

       15.    NOTICES.

       All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

       if to a Fund, at






       if to BNY, at

       The Bank of New York
       New York, New York 10286
       Attention:
       Title:

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

       16.    COUNTERPARTS.

       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

       17.    SEVERAL OBLIGATIONS.

       The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

       IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.




                                             By:
                                                ------------------------------
                                                Name:
                                                Title:
                                                on behalf of each Fund
                                                identified on Exhibit A
                                                attached hereto




                                             THE BANK OF NEW YORK




                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A



NAME OF FUND

Ivy Long/Short Hedge Fund LLC

Ivy Multi-Strategy Hedge Fund LLC

                                    EXHIBIT B


       I,                  , of  _______________________,  a  Limited  Liability
Company (the "Fund"), do hereby certify that:

       The following individuals are each authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to BNY.


Name                        Position                   Signature


--------------------------  -------------------------  -------------------------

                                   SCHEDULE 1


                ADMINISTRATION, ACCOUNTING AND INVESTOR SERVICES



SERVICES AS FUND ACCOUNTANT AND SUB-ADMINISTRATOR.

1. MAINTENANCE OF BOOKS AND RECORDS. Will keep and maintain the following books and records;

     a. Journals containing an itemized daily record in detail of all purchases and sales of securities (including interests in Investment Funds), all receipts and disbursements of cash and all other debits and credits; maintain historical tax lots as required.

     b.   General  and  auxiliary  ledgers  reflecting  all  asset,   liability,
          reserve, capital, income and expense accounts, including interest accrued and interest received;

     c. A monthly trial balance of all ledger accounts (except Member accounts).

2. PERFORMANCE OF ACCOUNTING SERVICES. In addition to the maintenance of the books and records specified above, perform the following accounting services (monthly, unless expressly provided otherwise):

     a. Calculate the net asset value of the Fund and the balance of each Member's capital account, utilizing prices for the securities held in the Fund's portfolio (including interests in Portfolio Funds and Portfolio Accounts) obtained from sources approved by the Fund, or as provided by the Adviser;

     b.   Reconcile with the custodian and Adviser all trade activity;

     c. Reconcile cash and investment balances of the Fund with the Fund's custodian, and provide the Investment Manager with the beginning cash balance available for investment purposes. Update the cash availability throughout the day as required by the Investment Manager;

     d.   Confirm the net asset value calculation prior to release to Members;

     e.   Determine unrealized appreciation and depreciation on securities held;

     f.   Post Fund transactions to appropriate general ledger categories;

     g. Accrue expenses (including management fees and fees payable to service providers) according to budgets prepared;

    h. Monitor and report to the Fund and its custodian the outstanding receivables and payables for all (1) security trades, (2) transactions in Interests in the Fund and (3) income and expense accounts; and

    i.  Post  summary  Member   activity  and  reconcile   balances,   including
        receivables and payables.

3.   SPECIAL REPORTS AND SERVICES.

     a. May provide additional special reports upon the request of the Fund or the Adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

     b. May provide such other similar services as may be reasonably requested by the Fund, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

4. ADDITIONAL ACCOUNTING & FINANCIAL ADMINISTRATION SERVICES. shall also perform the following additional accounting and administrative services for each Fund:

     a. Provide monthly hard copy reports of unaudited financial information as described below, upon request of the Fund. The reports will include the following items:

          Schedule of Investments
          Trial Balance
          Income Statement
          Unrealized Gain/Loss Report
          Statement of Changes in Net Assets

     b. Subject to the approval of the Fund's independent accountants and counsel, provide and prepare accounting information for the following:

               i. registration statements on Form N-2 and other required reports to Members and filings relating to the registered Interests of the Fund;

               ii.  the annual audit by the Fund's auditors;

               iii. examinations  performed  by the  SEC  and  other  regulatory agencies;  and

               iv. Supplemental tax information and IRS Form 1099 or equivalent to Managers and fund non-corporate vendors.

     c.   Prepare  and  monitor  fund  expense   budgets  and  coordinate   cash
          disbursements for Fund expenses;

     d. Provide such periodic reports as the parties shall agree upon, at such times that the parties agree upon, as set forth in a separate writing, including reports used in preparation of financial reports, regulatory fillings, compliance reporting, total return and tax reporting;

     e. Respond to surveys from industry publications and rating agencies for example to, Lipper, Morningstar, IMoneyNet, Weisenberger, DALBAR, Standard & Poors's, Moody's and the Investment Company Institute;

     f.   Subject to the  approval of Fund  counsel  and the Fund's  independent
          accountants,   prepare  and  file  semi-annual  and  annual  financial
          statements; and any related filings such as N-30D;

     g. Subject to the approval of Fund counsel and Fund's independent accountants, prepare and file Form N-SAR;

     h.   Calculate and distribute all standard performance information;

     i.   Preparation of the Board books;

5.   PARTNERSHIP ACCOUNTING SERVICES.

     a. provide data required to prepare Federal and state income tax returns, including Schedule K-1s, after receiving year-end adjustments from the Fund's auditors and any book to tax adjustments required (the Fund acknowledging that it shall obtain all tax consulting services from its independent accountants);

     b.   review and reconcile the payment of redemptions to Members;

     c.   Allocate profit and loss to Member accounts;

     d.   Calculate and produce Member tax records;

     e.   obtain tax identification numbers from the Internal Revenue Service;

          i. provide assistance and advice to the Fund and the Administrator on federal income tax matters relating to the Services hereunder;

          ii. Subject to the approval of Fund's independent accountants, prepare and file the Fund's annual federal and state income tax returns and K-1's (if applicable); and

     f. perform such additional services that Administrator or the Company may, from time to time reasonably request; provided, however, that, to the extent that the performance of any of such other services requires to incur additional costs, and notifies Administrator thereof promptly after such request, such services shall be provided in exchange for such additional compensation that is agreed upon by the parties.

     g.   Calculate Member repurchase amounts;

6.   ADDITIONAL SERVICES AS SUB-ADMINISTRATOR.

     a. COMPLIANCE SERVICES. Develop compliance checklists which follows compliance procedures drafted by the Fund, and provide compliance monitoring services incorporating certain of those procedures, which will include, among other matters, compliance with the Fund's investment objective, defined investment policies and restrictions, and distribution and income requirements as are determinable based upon the fund's accounting records; and oversee and assist with regulatory audits.

     b. BLUE SKY SERVICES. Prepare such reports, applications and documents as may be necessary or desirable to register the Interests with state securities authorities; monitor the sale of Interests for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Fund and the Interests and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Fund and the Interests, or any exemption from registration, with state securities authorities;

     c. ADDITIONAL LEGAL & SUB-ADMINISTRATION SERVICES. shall perform, the following additional legal and administration services.

          i.   Prepare,   produce  and  distribute   Board  meeting   materials,
               including but not limited to agendas, proposed resolutions, and relevant sections of the Board meeting materials;

          ii.  Provide appropriate personnel to attend board meetings;

          iii. Administer contracts on behalf of the Fund with, among others, the Fund's, distributor, custodian, transfer agent and fund accountant;

          iv. Maintain corporate records on behalf of the Fund, including, but not limited to, minute books and operating agreements;

          v. Obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Board, and file such notices and copies of such bonds as required under the 1940 Act.

The Administrator shall also perform upon request such other legal /administration services as may be requested from time to time. In each case, the Fund or Administrator shall notify the other party in writing of the scope of the specific services to be provided; the commencement date (and, if applicable, termination date) for rendering such services; and the location (i.e. whether at the offices of the Administrator) where the books and records related thereto shall be maintained.

7. MEMBERSHIP AGENT. The Administrator shall also maintain Member accounts on its investor recordkeeping systems, and provide the following investor services in connection therewith:

     a. Produce and mail monthly investor statements to Members and the Advisor;

     b.   Post investor transactions and mail confirmations;

     c.   Balance daily transaction activity;

     d.   Maintain Member information files;

     e.   Complete cash settlement between the Fund, the custodian and Members;

     f.   Reconcile DDA's;

     g. Microfiche and/or imaging of all investor suitability applications and source documentation;

     h.   Prepare daily open items report;

     i.   Coordinate development of systematic enhancements;

     j. Generate user defined reports from investor recordkeeping system, subject to such charges as may be quoted and agreed upon in accordance with Section 3(b) hereof;

     k.   Complete quality assurance review of transactions;

     l.   Track and report sales activity;

     m. Coordinate and monitor movement and escrow money for subscriptions and redemptions and reconcile with the Fund's bank account;

     n.   Administer escrow accounts per instructions;

     o.   Review and maintain completed investor documentation;

     p.   Develop a return policy for incomplete documentation;

     q. Monitor transaction activity to ensure compliance with AML and the US Patriot Act; and

     r.   Mail repurchase notices to Members.